Exhibit 99.3


     BEAR, STEARNS & CO. INC.                      UBS LOAN FINANCE LLC
        383 Madison Avenue                       877 Washington Boulevard
     New York, New York 10179                  Stamford, Connecticut 06901

      BEAR STEARNS CORPORATE                        UBS SECURITIES LLC
           LENDING INC.                              299 Park Avenue
        383 Madison Avenue                       New York, New York 10179
     New York, New York 10179



                                                                November 7, 2005


                               Senior Bridge Loans
                                Commitment Letter

Laundry Holding Co.
Laundry Merger Sub Co.
c/o Apollo Management, L.P.
MGM Tower
10250 Constellation Blvd., Suite 2900
Los Angeles, CA  90067

Attention: Andy Jhawar

Ladies and Gentlemen:

                  You have advised Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear Stearns Corporate Lending Inc. ("BSCL"), UBS Loan Finance LLC ("UBS") and UBS Securities LLC ("UBSS"; and, together with Bear Stearns, BSCL and UBS, the "Commitment Parties") that Laundry Merger Sub Co. ("AcquisitionCo"), a newly formed, wholly owned subsidiary of Laundry Holding Co., a newly formed Delaware corporation ("Parent") formed by Apollo Management, L.P. (together with certain of its affiliates, collectively, the "Sponsor"), intends to acquire (the "Acquisition") Laundry, Inc., a Delaware corporation (the "Target"), for total consideration of approximately $1,366.6 million (including fees and expenses of approximately $71.8 million). You have further advised us that, upon consummation of the Acquisition, AcquisitionCo will be merged with and into Target with Target surviving as a wholly owned subsidiary of Laundry Holding Co. We understand that the Acquisition will be effected pursuant to a Merger Agreement between the AcquisitionCo and the Target (the "Purchase Agreement"). References herein to the "Transaction" shall include the Acquisition, the financings described herein, the payment of related premiums, fees and expenses and all other transactions related to the Acquisition and such financings.

                                 Exhibit A-1-3

                  You have also advised us that you propose to finance the Transaction from the following sources: (a) not less than $633.4 million in cash equity to the Parent by the Sponsor and one or more other investors reasonably acceptable to us on terms to be agreed by Parent and us (the "Contributed Equity"), which will be contributed by Parent to the common equity capital of AcquisitionCo to finance the Acquisition, and common equity retained in the Target on terms and conditions reasonably satisfactory to us (the "Rollover Equity; together with the Contributed Equity, the "Equity"); and (b) $650.0 million in cash proceeds from either (i) the issuance by AcquisitionCo of senior secured or unsecured floating or fixed rate notes (the "Take-out Notes"), in a public offering or Rule 144A private placement (the "Permanent Debt Financing"), or (ii) in the event that the placement of the Permanent Debt Financing cannot be consummated by the date on which the Acquisition is to be consummated, borrowings by the AcquisitionCo under a senior bridge facility (the "Senior Bridge Facility") in the amount of up to $650.0 million (the "Aggregate Commitment"). You have also advised us that you expect AcquisitionCo to, simultaneously with the financings described above, enter into a $600.0 million revolving credit facility (the "Senior ABL Facility") having the terms described in the Bank Commitment Letter of even date herewith among you and the Commitment Parties (the "Bank Commitment Letter"), of which an amount (not to exceed $100.0 million) equal to (i) the net working capital (current assets, other than cash, less current liabilities) of the Target as of the last completed month's balance sheet prior to the Closing Date less (ii) $470.0 million will be drawn immediately after giving effect to the Transaction (in addition, in connection with the Transaction, (x) up to $150.0 million face amount of letters of credit will be issuable under the Senior ABL Facility to replace outstanding letters of credit of the Target and (y) up to $10.0 million face amount of letters of credit for the benefit of CVS Corporation and certain affiliated entities will be issuable under the Senior ABL Facility). The principal amount of loans made under the Senior Bridge Facility (the "Senior Bridge Loans") will mature one year from their date of issuance but, provided that no Conversion Default (as defined in Exhibit A hereto) exists on such date, may (at the option of the holder) be exchanged for senior exchange notes of AcquisitionCo maturing on the eighth anniversary of the funding date of the Senior Bridge Loans (the "Exchange Notes" and, collectively with the Senior Bridge Loans, the "Bridge Financing"). The Senior ABL Facility will also be used to finance the continuing operations of the Target and its subsidiaries after the Transaction.

                  Bear Stearns is pleased to advise you that it is willing to act as sole lead arranger and joint bookrunner for the Senior Bridge Loans, and UBSS is pleased to advise you that it is willing to act as joint bookrunner for the Senior Bridge Loans. Furthermore, in the event that the placement of the Permanent Debt Financing cannot be consummated by the date on which the Acquisition is to be consummated, BSCL is pleased to advise you of its commitment to provide (or to cause one of its subsidiaries or affiliates to provide) 75.0% of the Senior Bridge Loans and UBS is pleased to advise you of its commitment to provide (or to cause one of its subsidiaries or affiliates to provide) 25.0% of the Senior Bridge Loans, in each case, upon the terms and subject to the conditions set forth or referred to in this commitment letter (this "Commitment Letter") and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Senior Bridge Loans Term Sheet") and in the Bridge Fee Letter referred to below. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Senior Bridge Loans Term Sheet.

                                 Exhibit A-1-4

                  It is agreed that (i) Bear Stearns will act as the sole lead arranger and a joint bookrunner in respect of the Senior Bridge Facility, (ii) UBSS will act as a joint bookrunner in respect of the Senior Bridge Facility,
(iii) BSCL will act as sole and exclusive administrative agent in respect of the Senior Bridge Facility, (iv) UBSS will act as sole and exclusive syndication agent in respect of the Senior Bridge Facility and (v) Bear Stearns, BSCL and UBSS will, in their respective capacities, perform the duties and exercise the authority customarily performed and exercised by them in such roles. You agree that no other agents, co-agents, lead arrangers or bookrunners will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Senior Bridge Loans Term Sheet and the Bridge Fee Letter referred to below) will be paid in connection with the Senior Bridge Facility, unless you and we shall so agree.

                  BSCL and UBS intend to syndicate their respective Senior Bridge Facility commitments to a group of financial institutions, commercial banks and non-banking entities (together with BSCL and UBS, the "Lenders"), identified by Bear Stearns in consultation with you. Upon the acceptance by Bear Stearns of any commitment pursuant to the syndication of the Senior Bridge
Facility, the commitments of BSCL and/or UBS, as applicable, hereunder in respect thereof shall be reduced by the amount of such accepted commitment. You understand that Bear Stearns intends to commence such syndication efforts in respect of the Senior Bridge Facility promptly following the execution by Parent and/or AcquisitionCo of the Purchase Agreement, and you agree actively to assist Bear Stearns in completing a syndication satisfactory to Bear Stearns prior to the closing of the Acquisition. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Target , (b) direct contact by the proposed Lenders with senior management and advisors of Parent, AcquisitionCo and the Target, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication, including causing such marketing materials to conform to market standards as reasonably determined by Bear Stearns and, at the request of Bear Stearns, the preparation of versions of the Confidential Information Memorandum that do not contain material non-public information concerning Parent, AcquisitionCo and Target and their respective affiliates for purposes of United States federal and state securities laws and (d) the hosting, with Bear Stearns, of one or more meetings of prospective Lenders and, in connection with any such meeting, consulting with Bear Stearns with respect to the presentations to be made at such meeting, and to make available appropriate officers and representatives of Sponsor, Parent, AcquisitionCo and the Target to rehearse such presentations prior to such meetings, as reasonably requested by Bear Stearns. You also agree that, at your expense, you will work with Bear Stearns to procure a rating for the Senior Bridge Facility by Moody's Investors Service, Inc. and Standard &Poor's Ratings Group promptly upon execution of the Purchase Agreement and prior to the commencement of syndication of the Senior Bridge Facility.

                  Bear Stearns will manage, in consultation with you, all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist Bear Stearns in its syndication efforts, you agree promptly to prepare and provide to Bear Stearns all information with respect to the Sponsor, Parent, AcquisitionCo, the Target and the Transaction, including all financial information and projections as Bear Stearns may reasonably request in connection with the arrangement and syndication of the Senior Bridge Facility, including a business plan and financial projections for fiscal years 2005 through 2013 and a satisfactory written analysis of the business and prospects of Parent and its subsidiaries for the period from the Closing Date through the final maturity of the Senior Bridge Facility

                                 Exhibit A-1-5

(collectively, the "Projections"). You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to Bear Stearns by you or any of your representatives, consultants or other advisors in connection with the Transaction, when taken as a whole, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Bear Stearns by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Senior Bridge Facility Bear Stearns may use and rely on the Information and Projections without independent verification thereof.

                  As consideration for the commitments and agreements of the Commitment Parties hereunder you agree to pay, or to cause the Target to pay, the nonrefundable fees set forth in the Senior Bridge Loans Term Sheet and in the fee letter dated the date hereof and delivered herewith (the "Bridge Fee Letter"), as and when indicated therein, and to perform the obligations set forth in the Bridge Fee Letter, including those relating to changes in the pricing, amounts, terms and structure of the Senior Bridge Facility.

                  Each Commitment Party's commitments and agreements hereunder are subject to (a) there not occurring, subsequent to the date hereof, in the reasonable determination of Bear Stearns or UBS, any change, effect, event, occurrence or state of facts that is or would be materially adverse to the business, condition (financial or otherwise), assets, properties or results of operations of the Target and its subsidiaries taken as a whole, other than any changes, effects, events, occurrences or state of facts relating to or resulting from (i) changes in general economic, financial or securities market conditions in the United States or elsewhere, (iii) general changes or developments in the industry in which the Target and its subsidiaries operate, (iii) the announcement of the Purchase Agreement and the transactions contemplated thereby, (iv) any actions required under the Purchase Agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the transactions contemplated by the Purchase Agreement, (v) the effect of incurring and paying expenses to the Target's financial advisor and other advisors to the Target in connection with negotiating, entering into, performing and consummating the transactions contemplated by the Purchase Agreement, (vi) changes in any applicable foreign, federal, state, provincial or local civil or criminal law, statute, code, ordinance, regulation, legally binding rule or other legally enforceable obligation imposed by a court or other any federal, state or local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal or the interpretation thereof after the date of the Purchase Agreement, (vii) changes in GAAP or the interpretation thereof after the date of the Purchase Agreement and (viii) any outbreak of major hostilities in which the United States is involved or any act of insurrection, sabotage or terrorism within the United States or directed against its facilities or citizens wherever located; provided in the case of the immediately preceding clauses (i), (ii) and (viii) that such changes do not affect the

                                 Exhibit A-1-6

Target or its subsidiaries disproportionately relative to other companies operating in the same economies or industries, (b) our not becoming aware after the date hereof of any information or other matter (including any matter relating to financial models and underlying assumptions relating to the Projections) affecting Parent, AcquisitionCo, the Target or the Transaction that in our reasonable judgment is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof ,
(c) the negotiation, execution and delivery on or before April 18, 2006 of definitive documentation with respect to the Acquisition, in form and substance satisfactory to each Commitment Party and its counsel, (d) our satisfaction that prior to and during the syndication of the Senior Bridge Facility there shall be no offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Parent, AcquisitionCo, the Target and/or any of their respective affiliates, other than the Senior ABL Facility, that could disrupt or otherwise interfere with the orderly syndication of the Senior Bridge Facility,
(e) your compliance with your covenants and agreements with us in respect of the Transaction (including, without limitation, your covenants and agreements contained in this Commitment Letter and the Bridge Fee Letter) and the correctness of your representations and warranties to us in connection therewith, and (f) the satisfaction of the other conditions set forth in Exhibit B to this Commitment Letter. Those matters relating to the Senior Bridge Facility that are not covered by the provisions hereof (including the immediately preceding paragraph hereof) and of the Senior Bridge Loans Term Sheet are subject to the approval and agreement of the Commitment Parties and you.

                  You agree (a) to indemnify and hold harmless each Commitment Party, their respective affiliates and their respective officers, directors, employees, attorneys, advisors, and agents (each, an "Indemnified Person"), as set forth in Annex A hereto, and (b) to reimburse each Commitment Party and its affiliates on demand upon the Closing Date (if the Closing occurs) for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees (no consultant to be retained without prior approval of Sponsor, such approval not to be unreasonably withheld) and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Senior Bridge Facility and any related documentation
(including this Commitment Letter, the Senior Bridge Loans Term Sheet, the Bridge Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No Indemnified Person shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages on any theory of liability in connection with any act, omission, breach, occurrence or event relating in any respect to the Senior Bridge Facility or the Transaction.

                  You agree to engage one or more investment banks (collectively, the "Investment Bank") reasonably satisfactory to the Commitment Parties to publicly sell or privately place up to $650 million aggregate principal amount of securities (the "Securities") of the Borrower (or if the Investment Bank shall so determine that a portion of such securities shall be issued by Parent, then by the Borrower and Parent) the proceeds of which will be used to provide funds for the consummation of the Transaction if such sale or placement is completed on or prior to the consummation thereof (and thereby reducing by the amount of such proceeds the aggregate amount of the commitments of the Commitment Parties with respect to the Senior Bridge Facility, which reduction shall be applied pro rata to such commitments of the Lenders) or, to the extent such sale or placement occurs after the making of loans under the Senior Bridge Facility, the proceeds of which will be used to repay such loans. You shall take any and every action reasonably necessary or desirable so that the Investment Bank can, as soon as practicable after the date hereof (whether before or after consummation of the Transaction), publicly sell or privately place, in one or more offerings or placements, the Securities.

                                 Exhibit A-1-7

                  You acknowledge that Bear Stearns and its affiliates and UBS and its affiliates (the terms "Bear Stearns" and "UBS" as used below in this paragraph being understood to include such applicable affiliates) may be providing debt financing, equity capital or other services to other companies in respect of which you or the Target may have conflicting interests regarding the Transaction and otherwise. Neither Bear Stearns nor UBS will use confidential information obtained from you by virtue of the Transaction or its other relationships with you in connection with the performance by Bear Stearns or UBS, as applicable, of services for other companies, and neither Bear Stearns nor UBS will furnish any such information to other companies, and that neither Bear Stearns nor UBS will be imputed to have knowledge of confidential information provided to or obtained by Bear Stearns or UBS, as applicable, in its capacity as financial advisor. You also acknowledge that neither Bear Stearns nor UBS has any obligation to use in connection with the Transaction, or to furnish to you, confidential information obtained from other companies.

                  This Commitment Letter shall not be assignable by you without the prior written consent of each Commitment Party (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the signatory parties hereto and their permitted assigns and is not intended to confer any benefits upon, or create any rights in favor of the Target, any existing stockholder of the Target, or any other person except the signatory parties hereto and the Indemnified Persons. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each Commitment Party. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Bridge Fee Letter are the only agreements that have been entered into among us with respect to the Senior Bridge Facility and set forth the entire understanding of the parties with respect thereto.

                  This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Senior Bridge Loans Term Sheet, the Bridge Fee Letter, nor any of their terms or substance shall be disclosed, directly or indirectly, by you to any other person except (a) to your officers, agents and advisors and, on a confidential basis, those of the Target who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof); provided, (i) that this Commitment Letter and the Senior Bridge Loans Term Sheet only may be disclosed to the Target and its advisors on a confidential basis and (ii) that the Bridge Fee Letter disclosed to the Target shall be redacted in a manner acceptable to BSCL to omit certain terms; provided further, that this Commitment Letter, the Senior Bridge Loans Term Sheet and Exhibit B to this Commitment Letter (but not the Bridge Fee Letter) may be attached to, or filed with, the Purchase Agreement if and when the Purchase Agreement is filed or furnished as an exhibit to a report filed by the Target under the Securities Exchange Act of 1934, as amended.
                  BSCL and UBS hereby notify the Sponsor, Parent, AcquisitionCo and the Target that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the "Act"), it, and each Lender, may be required to obtain, verify and record information that identifies the Sponsor, Parent, AcquisitionCo and the Target, which information includes the name and address of the Sponsor, Parent, AcquisitionCo and the Target and other information that will allow BSCL, UBS and each Lender to identify the Sponsor, Parent, AcquisitionCo and the Target in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective for BSCL, UBS and each Lender.

                                 Exhibit A-1-8

                  The compensation, reimbursement, indemnification and confidentiality provisions contained herein and all of the provisions contained in the Bridge Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or BSCL's or UBS' respective commitment hereunder.

                  This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the conflicts of laws rules). You hereby irrevocably submit to the non-exclusive jurisdiction of any court of the State of New York located in the County of New York or the United States District Court for the Southern District of the State of New York, or any appellate courts from any thereof, for the purpose of any suit, action or other proceeding arising out of this Commitment Letter, the Bridge Fee Letter, or any of the agreements or transactions contemplated hereby, which is brought by or against you and you (i) hereby irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court and (ii) hereby agree not to commence any action, suit or proceeding relating to this Commitment Letter, the Bridge Fee Letter, or any such other agreements or transactions other than in such court except to the extent such forum is not available or mandated by applicable law. You hereby waive and agree not to assert any objection that you may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an inconvenient court and agree not to plead or claim the same. You hereby acknowledge that you have been advised by counsel in the negotiation, execution and delivery of this Commitment Letter, the Bridge Fee Letter, and the other agreements and transactions contemplated hereby, that no Commitment Party has any fiduciary relationship with or fiduciary duty to you or any other person arising out of or in connection with this Commitment Letter, the Bridge Fee Letter or any of the other agreements or transactions contemplated hereby and that no Commitment Party has been retained to advise or has advised you or any other person regarding the wisdom, prudence or advisability of entering into or consummating the Transaction.

                  YOU HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS COMMITMENT LETTER, THE BRIDGE FEE LETTER OR ANY OF THE OTHER AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.

                  Parent and AcquisitionCo hereby agree to cause the Target (including each of the Obligors) to become jointly and severally liable, effective upon the closing of the Acquisition, for any and all liabilities and obligations of Parent and/or AcquisitionCo relating to or arising out of any of such parties' duties, responsibilities and obligations hereunder and under the Bridge Fee Letter.

                                 Exhibit A-1-9

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Senior Bridge Loans Term Sheet and the Bridge Fee Letter by returning to us executed counterparts hereof and of the Bridge Fee Letter not later than 5:00 p.m., New York City time, on November 9, 2005. The commitments and agreements of the Commitment Parties herein will automatically expire (i) at such time in the event we have not received such executed counterparts in accordance with the immediately preceding sentence, (ii) upon termination of the Purchase Agreement and (iii) at 12:00 noon, New York City time, on April 18, 2006 if the Closing Date has not yet occurred. Unless BSCL's and UBS' commitments shall have terminated or expired pursuant to the terms hereof prior to such time, BSCL's and UBS' commitments to provide the Senior Bridge Loans pursuant to this Commitment Letter shall terminate upon the earlier of (a) the issuance of the Take-out Notes and (b) the receipt of a Securities Demand (as defined in the Bridge Fee Letter) from Bear Stearns. Each Commitment Party may terminate their respective commitments and agreements under this Commitment Letter at any time if any material breach or default occurs in the performance of any of your obligations to any of the Commitment Parties with respect to the Transaction.


                            [Signature Page Follows]



                                 Exhibit A-1-10

                  We are pleased to have been given the opportunity to assist you in connection with this important financing.



                                             Very truly yours,



                                             BEAR, STEARNS & CO. INC.



                                          By:     /s/ Lawrence B. Alletto
                                             --------------------------------

                                               Name:  Lawrence B. Alletto

                                               Title: Senior Managing Director



                                             BEAR STEARNS CORPORATE LENDING INC.



                                          By:     /s/ Lawrence B. Alletto
                                             --------------------------------

                                               Name:  Lawrence B. Alletto

                                               Title: Vice President



                                             UBS LOAN FINANCE LLC



                                          By:     /s/ David A. Juge
                                             --------------------------------

                                               Name:  David A. Juge

                                               Title: Managing Director



                                          By:     /s/ Barbara S. Wang
                                             --------------------------------

                                               Name:  Barbara S. Wang

                                               Title: Director and Counsel
                                                      Region Americas Legal

                                 Exhibit A-1-11

                                             UBS SECURITIES LLC



                                          By:     /s/ Brendan Connolly
                                             --------------------------------

                                               Name:  Brendan Connolly

                                               Title: Executive Director



                                          By:     /s/ Barbara S. Wang
                                             --------------------------------

                                               Name:  Barbara S. Wang

                                               Title: Director and Counsel
                                                      Region Americas Legal


Accepted and agreed to
as of the date first
written above by:
LAUNDRY HOLDING CO.

                                 Exhibit A-1-12

By: /s/ Andrew S. Jhawar
   -----------------------------------------
     Name:   Andrew S. Jhawar
     Title:  Vice President


 LAUNDRY MERGER SUB CO.

By: /s/ Andrew S. Jhawar
   -----------------------------------------
     Name:   Andrew S. Jhawar
     Title:  Vice President



                                 Exhibit A-1-13

                                                                     Exhibit A-1
                                                                     -----------

                               SENIOR BRIDGE LOANS

                         Summary Of Terms And Conditions

                                November 7, 2005

                  Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Commitment Letter dated November 7, 2005 (the "Commitment Letter"), from Bear, Stearns & Co. Inc., Bear Stearns Corporate Lending Inc., UBS Loan Finance LLC and UBS Securities LLC to Parent and AcquisitionCo, of which this Summary of Terms and Conditions forms an integral part.



Borrower:                               Laundry Merger Sub Co. (the "Borrower").
                                        Concurrently  with the  consummation  of
                                        the Acquisition, the Borrower will merge
                                        with and into the  Target and the Target
                                        will  assume  all   obligations  of  the
                                        Borrower.
Guarantors:                             Each  affiliate  of  the  Borrower  that
                                        guarantees  all  or  a  portion  of  the
                                        indebtedness   under  the   Senior   ABL
                                        Facility (the "Guarantors" and, together
                                        with the Borrower, the "Obligors").
Lead Arranger:                          Bear,   Stearns  &  Co.  Inc.  (in  such
                                        capacity, the "Lead Arranger").
Joint Bookrunners:                      Bear   Stearns  &  Co.   Inc.   and  UBS
                                        Securities LLC (in such capacities,  the
                                        "Joint Bookrunners").
Administrative Agent:                   Bear,  Stearns  Corporate  Lending  Inc.
                                        ("BSCL")
Syndication Agent:                      UBS Loan Finance LLC
Lender(s):                              BSCL,  UBS and a syndicate  of financial
                                        institutions, commercial banks and other
                                        non-banking  entities  arranged  by  the
                                        Lead Arranger (collectively, the "Senior
                                        Bridge  Lenders,"  and together with the
                                        Senior Lenders, the "Lenders").
Loans:                                  $650.0  million in  aggregate  principal
                                        amount  of  senior   bridge  loans  (the
                                        "Bridge Loans").
Guarantees:                             The   Guarantors    will   jointly   and
                                        severally guarantee the payment when due
                                        of all the Bridge Loans and the costs of
                                        collection   and   enforcement   thereof
                                        pursuant    to   senior    unconditional
                                        guarantees   (the    "Guarantees").    A
                                        subsidiary's  guarantee will be released
                                        upon  the   sale  of  such   subsidiary,
                                        subject to use of the proceeds therefrom to repay Bridge Loans and/or borrowings under the Senior ABL Facility or as otherwise provided in the definitive documentation governing the Bridge Loans
                                        (the "Bridge Financing Documents").

                                 Exhibit A-1-14

Use of Proceeds:                        To consummate the Acquisition and to pay
                                        fees and reasonable  expenses associated
                                        with the Transactions.
Availability:                           The  Bridge  Loans  must be  drawn  in a
                                        single  drawing.  Bridge  Loans that are
                                        subsequently    repaid    may   not   be
                                        reborrowed.
Maturity:                               One year  from  the  Closing  Date  (the
                                        "First Anniversary"). If, upon the First
                                        Anniversary,  any  Bridge  Loan  has not
                                        been  previously  repaid  in  full,  and
                                        provided  no   Conversion   Default  (as
                                        defined  below under "Event of Default")
                                        exists on such date,  the maturity  date
                                        of   the   Bridge    Loans    shall   be
                                        automatically  extended until the eighth
                                        anniversary  of the  Closing  Date  and,
                                        during  such  extension   period,   each
                                        holder of a Bridge  Loan  shall have the
                                        right to exchange  its Bridge Loan for a
                                        senior exchange note (each, an "Exchange
                                        Note") in an equal principal amount, due
                                        on  the  seven-year  anniversary  of the
                                        First  Anniversary.  The Exchange  Notes
                                        will be issued  pursuant to an Indenture
                                        that will be  attached  as an exhibit to
                                        the Bridge Financing  Documents and will
                                        have the terms summarized on Exhibit A-2
                                        to the Commitment  Letter.  The Exchange
                                        Notes will be delivered,  undated,  into
                                        escrow on the Closing  Date for delivery
                                        on or after the First Anniversary.
Interest:                               Until the First Anniversary,  the Bridge
                                        Loans will bear  interest  (the  "Bridge
                                        Interest  Rate"),  at a rate  per  annum
                                        equal  to,  at  all  times  during  each
                                        interest  period (as set forth below and
                                        as  determined  at the  beginning of the
                                        applicable interest period), the greater
                                        of (i) the three-month  London Interbank
                                        Offered   Rate,   reset   quarterly  and
                                        adjusted for reserves, calculated on the
                                        basis  of  the  actual  number  of  days
                                        elapsed  in a  year  of  360  days  (the
                                        "Libor  Rate"),  plus  a  spread  of 675
                                        basis points and (ii) 10%. If the Bridge
                                        Loans are not repaid in whole  within 90
                                        days  following  the Closing  Date,  the
                                        spreads  set  forth  in  the   preceding
                                        sentence  will each increase by 50 basis
                                        points at the end of such 90-day  period
                                        and shall  increase by an  additional 50
                                        basis  points at the end of each  90-day
                                        period   thereafter   until   the  First
                                        Anniversary.  On  and  after  the  First
                                        Anniversary,  the Bridge  Interest  Rate
                                        will be the  Libor  Rate  calculated  as
                                        described  above  plus a  spread  of 925
                                        basis   points.   Furthermore,   and  in
                                        addition   to   any   increase   to  the
                                        then-applicable Bridge Interest Rate due
                                        to the immediately  preceding  sentence,
                                        overdue interest, fees and other amounts
                                        shall  bear  interest  at 2.0% per annum
                                        above   the    then-applicable    Bridge
                                        Interest Rate.  Interest will be payable
                                        quarterly  in arrears and on the date of
                                        any   prepayment  or  repayment  of  the
                                        Bridge Loans.

                                 Exhibit A-1-15

Collateral:                             Subject  to  the  priorities   described
                                        under     "Priorities;     Intercreditor
                                        Agreement" below, the obligations of the
                                        Credit  Parties in respect of the Bridge
                                        Loans  will be (and the  Take-Out  Notes
                                        may be)  secured by the  Collateral,  as
                                        such term is defined  under the  caption
                                        "Security"   in  Annex  I  of  the  Bank
                                        Commitment  Letter,  except, in the case
                                        of any foreign subsidiary, to the extent
                                        such pledge or security  interest  would
                                        be prohibited by applicable law or would
                                        result   in   materially   adverse   tax
                                        consequences,  and  except to the extent
                                        the cost of  obtaining  such  pledge  or
                                        security   interest  is   excessive   in
                                        relation  to  the  benefit  thereof  (as
                                        determined  by the Lead  Arranger in its
                                        reasonable  discretion),  and subject to
                                        such other exceptions as are agreed.
Priorities; Intercreditor Agreement:    The liens and security  interests in the
                                        Collateral  and  various  other  related
                                        rights  will be  subject to the terms of
                                        an   Intercreditor   Agreement   to   be
                                        reasonably   satisfactory  to  the  Lead
                                        Arranger.  That  agreement will provide,
                                        among  other  things,  that the liens on
                                        Collateral   comprised   of   equipment,
                                        fixtures, trademarks, the pledged equity
                                        interests  and any  interests  in  owned
                                        real estate (but not leased real estate,
                                        except  that  the   Borrower   will  use
                                        commercially   reasonable   efforts   to
                                        deliver,  with  respect  to  each of its
                                        leased distribution centers, a perfected
                                        leasehold    mortgage   and   landlord's
                                        consent  in favor of the  Administrative
                                        Agent   (it   being    understood   that
                                        commercially  reasonable  efforts  shall
                                        not include the payment of any  material
                                        fee to obtain a landlord's consent,  the
                                        increasing  of rent under any lease in a
                                        material   amount,   or  other  material
                                        revisions to the  economic  terms of any
                                        lease))     (the     "Bridge     Primary
                                        Collateral")   will  secure  the  Bridge
                                        Loans and any secured Take-Out Notes and
                                        the   obligations  in  respect  of  swap
                                        agreements provided by the Lenders under
                                        the Bridge  Facility  or the  holders of
                                        such Notes  (the  "Bridge  and  Take-Out
                                        Notes  Obligations") on a first-priority
                                        basis and the  Senior ABL  Facility  and
                                        the   obligations  in  respect  of  swap
                                        agreements    and    cash     management

                                 Exhibit A-1-16
                                        arrangements  provided  by  the  Lenders
                                        under such  Facility  (the  "Senior  ABL
                                        Obligations")   on   a   second-priority
                                        basis. The liens on all other Collateral
                                        (the  "ABL  Primary  Collateral")  shall
                                        secure the Senior ABL  Obligations  on a
                                        first-priority  basis and the Bridge and
                                        Take-Out   Notes    Obligations   on   a
                                        second-priority basis. The Intercreditor
                                        Agreement  shall  provide,  among  other
                                        things,  for customary  and  appropriate
                                        standstill     and    default     notice
                                        provisions,  for  access  to and  use of
                                        (including  licenses and trademarks) the
                                        Bridge  Primary   Collateral  during  an
                                        enforcement  with  respect  to  the  ABL
                                        Primary  Collateral,  for procedures and
                                        limitations   on   the   collection   of
                                        proceeds of  Collateral,  the tracing of
                                        the  priorities  into such  proceeds and
                                        the  allocation  and  turn-over  of  any
                                        identified  proceeds  of Bridge  Primary
                                        Collateral  which are collected  through
                                        the   cash   management   process,   for
                                        releases of  second-priority  liens upon
                                        sale or disposition  of Collateral  when
                                        the first-priority lien is released, for
                                        waiver of  various  adequate  protection
                                        rights, for limitations on the rights of
                                        the   second-priority   lien  holder  to
                                        enforce on its  Collateral if the effect
                                        would   be   to   interfere   with   the
                                        first-priority   lien  holder,  and  for
                                        other customary  provisions dealing with
                                        bankruptcy   and   enforcement    issues
                                        between        first-priority        and
                                        second-priority lien holders.
Ranking:                                The  Bridge  Loans  will  be  joint  and
                                        several,  secured, senior obligations of
                                        the Obligors.
Mandatory Repayments:                   The  net   proceeds   from  any  of  the
                                        following      (collectively,       "Net
                                        Proceeds"),  will be used to  repay  the
                                        Bridge Loans, in each case, at 100.0% of
                                        the principal amount of the Bridge Loans
                                        repaid plus accrued and unpaid  interest
                                        to the  date  of the  repayment  and any
                                        breakage   costs:   (i)  any  direct  or
                                        indirect   public  offering  or  private
                                        placement  of any equity  securities  of
                                        Parent,  the  Borrower  or any direct or
                                        indirect  parent holding  company of the
                                        Borrower  (below  the level of  Sponsor)
                                        (other  than  sales  of  equity  to  the
                                        Sponsor),  (ii) any  direct or  indirect
                                        public offering or private  placement of
                                        any   senior   or   subordinated    debt
                                        securities,      including,      without
                                        limitation,     any    Permanent    Debt
                                        Financing, after the Closing Date by any
                                        Obligor,  any subsidiary of any Obligor,
                                        and  any  direct  or   indirect   parent
                                        holding  company of the Borrower  (below
                                        the  level  of   Sponsor)   (other  than
                                        certain indebtedness permitted under the
                                        Bridge Financing  Documents as in effect
                                        on the Closing  Date),  (iii) any future
                                        bank  borrowings  by any Obligor  (other
                                        than under the Senior ABL Facility as in
                                        effect on the Closing  Date, as the same
                                        may be amended or modified, or replaced,
                                        on   terms    consistent   with   recent
                                        comparable  financings for affiliates of
                                        the  Sponsor)  and (iv) subject to prior
                                        mandatory  prepayments of the Senior ABL
                                        Facility,  and certain  exceptions to be
                                        agreed  upon  any  future   asset  sales
                                        proceeds  by or from any  Obligor or any
                                        affiliate    or   direct   or   indirect
                                        subsidiary of an Obligor.

                                 Exhibit A-1-17

Change                                  of Control:  The  Borrower  shall prepay
                                        the Bridge Loans at a price of 100.0% of
                                        principal   amount,   plus  accrued  and
                                        unpaid  interest and any breakage costs,
                                        upon  the  occurrence  of  a  change  of
                                        control.
Optional Repayment:                     Prior to the First Anniversary Date, the
                                        Bridge Loans may be prepaid, in whole or
                                        in part,  at the option of the  Borrower
                                        at any time upon  three  business  days'
                                        written  notice  at  a  price  equal  to
                                        100.0% of the principal  amount  thereof
                                        plus  accrued  interest  to the  date of
                                        redemption   and  any  breakage   costs.
                                        Bridge  Loans  may  not  be   optionally
                                        prepaid after the First Anniversary Date
                                        and  prior  to  the  third   anniversary
                                        following  the Closing  Date.  After the
                                        third  anniversary  of the Closing  Date
                                        the  Bridge  Loans  may  be   optionally
                                        prepaid   at  a  price   equal   to  the
                                        following  percentage  of the  principal
                                        amount prepaid during the  corresponding
                                        year:  (a)  103%,  if  such   prepayment
                                        occurs  after the third  anniversary  of
                                        the Closing Date and prior to the fourth
                                        anniversary  of the  Closing  Date;  (b)
                                        102%,  if such  prepayment  occurs on or
                                        after  the  fourth  anniversary  of  the
                                        Closing  Date  and  prior  to the  fifth
                                        anniversary  of the  Closing  Date;  (c)
                                        101%,  if such  prepayment  occurs on or
                                        after  the  fifth   anniversary  of  the
                                        Closing  Date  and  prior  to the  sixth
                                        anniversary of the Closing Date; and (d)
                                        100%,   if   such   prepayment    occurs
                                        thereafter.
Expenses and Indemnification:           The   Borrower   shall   pay   (a)   all
                                        reasonable   out-of-pocket   costs   and
                                        expenses   of   the   Bridge    Lenders,
                                        including     expenses    incurred    in
                                        connection    with   the    preparation,
                                        execution,  delivery and  administration
                                        of  the   Bridge   Financing   Documents
                                        (including  the  fees and  expenses  and
                                        other  charges of  counsel)  and (b) all
                                        out-of-pocket  expenses  of  the  Bridge
                                        Lenders (including the fees and expenses
                                        and  other   charges  of   counsel)   in
                                        connection  with the  enforcement of the
                                        Bridge Financing  Documents.  The Bridge
                                        Lenders (and their  affiliates and their
                                        respective     officers,      directors,
                                        employees,   attorneys,   advisors   and
                                        agents) will have no liability  for, and
                                        will be  indemnified  and held  harmless
                                        against,  any  loss,  liability  cost or
                                        expense   incurred  in  respect  of  the
                                        financing contemplated hereby or the use or the proposed use of proceeds therefor
                                        (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

Modification of the Bridge              Modification  of  the  Bridge  Financing
                                        Documents may be made with

                                 Exhibit A-1-18

Loans:                                  consent of the Required Lenders,  except
                                        that, without the consent of the Lenders
                                        holding   100.0%  of  the  Bridge  Loans
                                        affected  thereby,  no  modification  or
                                        change may extend  the  maturity  of any
                                        Bridge  Loans or time of  payment of any
                                        interest on the Bridge Loans, reduce the
                                        rate of interest or the principal amount
                                        of any Bridge Loans, alter the mandatory
                                        prepayment   provisions  of  the  Bridge
                                        Loans  or  reduce  the   percentage   of
                                        Lenders  necessary  to  modify or change
                                        the Bridge Financing Documents.  As used
                                        herein,  "Required  Lenders"  means  the
                                        Bridge Lenders  holding (i) prior to the
                                        Closing Date,  greater than 50.0% of the
                                        Aggregate  Commitment  or (ii) after the
                                        Closing  Date,  more  than  50.0% of the
                                        aggregate principal amount of the Bridge
                                        Loans then outstanding.
Yield Protection:                       The  Bridge  Financing  Documents  shall
                                        contain customary provisions, changes in
                                        reserve,  tax capital adequacy and other
                                        requirements,  guidelines or policies or
                                        their interpretation or application, and
                                        from the  imposition of  withholding  or
                                        other   taxes   illegality,   change  in
                                        circumstances,    reserves   and   other
                                        provisions   deemed   necessary  by  the
                                        Bridge  Lenders  to  provide   customary
                                        protection   for   U.S.   and   non-U.S.
                                        financial institutions.
Conditions                              Precedent:   The   availability  of  the
                                        Bridge Loans shall be  conditioned  upon
                                        the  satisfaction on or before April 18,
                                        2006  of the  conditions  set  forth  in
                                        Exhibit  B to the  Commitment  Letter of
                                        which   this   Summary   of  Terms   and
                                        Conditions  forms an integral  part (the
                                        date  upon  which  all  such  conditions
                                        precedent   shall  be   satisfied,   the
                                        "Closing Date").
Covenants:                              The  Bridge  Financing   Documents  will
                                        contain such  covenants  with respect to
                                        the Borrower and its subsidiaries as are
                                        customary and appropriate,  based on the
                                        covenants contained in the Senior Credit
                                        Documentation  usual and  customary  for
                                        financings  of  this  kind,   including,
                                        without  limitation,  as to  (i)  use of
                                        proceeds, (ii) refinancing of the Bridge
                                        Loans,  (iii)  furnishing  of  financial
                                        statements in accordance  with generally
                                        accepted     accounting      principles,
                                        officers'    Certificates    and   other
                                        information  reasonably requested by any
                                        Bridge Lender, (iv) compliance with laws
                                        and  material  contractual  obligations,
                                        (v)    continuance   of   business   and
                                        maintenance  of  existence  and material
                                        rights and  privileges,  (vi) payment of
                                        other  obligations,   (vii)  notices  of
                                        default,  litigation  and other matters,
                                        (viii)   restrictions  on  liens,   (ix)
                                        maintenance  of books and  records,  (x)
                                        restrictions   on  indebtedness  of  the
                                        Borrower  and  its  subsidiaries,   (xi)
                                        restrictions   on   investments,   (xii)
                                        restrictions        on        dividends,

                                 Exhibit A-1-19
                                        distributions,   redemptions  and  other
                                        payments  in respect  of capital  stock,
                                        (xiii) restrictions on sales and leasing
                                        of assets, (xiv) restrictions on mergers
                                        and  consolidations  and restrictions on
                                        additional  acquisitions,   liquidations
                                        and  dissolutions,  (xv) restrictions on
                                        transactions   with  affiliates,   (xvi)
                                        restrictions      on      sale-leaseback
                                        transactions,   (xvii)  restrictions  on
                                        changes in business activities,  (xviii)
                                        restrictions    on   material    adverse
                                        amendments to charter  documents,  (xix)
                                        payments for consents (xx)  restrictions
                                        on  capital   expenditures,   and  (xxi)
                                        restrictions  on issuances  and sales of
                                        equity   interests   in   wholly   owned
                                        subsidiaries.
Events of Default:                      The  Bridge  Financing   Documents  will
                                        include  such  events of  default as are
                                        customary and appropriate,  based on the
                                        events  of  default   contained  in  the
                                        Senior Credit Documentation. "Conversion
                                        Default" shall mean any payment  default
                                        under the Bridge Loans or the Senior ABL
                                        Facility,  any  bankruptcy  default  (as
                                        defined) or any material  default  under
                                        the Engagement Letter or the Fee Letter.
Representations                         and  Warranties:  The  Bridge  Financing
                                        Documents      will     contain     such
                                        representations   and  warranties   with
                                        respect to the Obligors,  the Target and
                                        their  respective  subsidiaries  as  are
                                        customary and appropriate,  based on the
                                        representations and warranties contained
                                        in the Senior Credit Documentation.
Assignments and Participations:         Each of the  Bridge  Lenders  may,  upon
                                        notice   to   the   Borrower   and   the
                                        Administrative Agent: (i) assign all (or
                                        any  portion in excess of $1.0  million)
                                        of its  Bridge  Loans to any one or more
                                        assignees,  and (ii)  pledge all (or any
                                        portion  in excess of $1.0  million)  of
                                        its Bridge Loans to any Federal  Reserve
                                        Bank or to any  funding  source  of such
                                        Bridge Lender.  In addition,  subject to
                                        customary  limitations on  participants'
                                        voting   rights,   each  of  the  Bridge
                                        Lenders may sell  participations  (a) in
                                        its share of the Aggregate Commitment to
                                        any  assignee,  provided  that  no  such
                                        participation  shall relieve the selling
                                        Bridge Lender of its obligations to make
                                        Bridge  Loans on the Closing  Date,  and
                                        (b) in its Bridge Loans to any assignee.
Governing Law and Forum:                New York.
Counsel for the Lenders:                Simpson Thacher & Bartlett LLP.

                                 Exhibit A-1-20

                                                                     Exhibit A-2

                              SENIOR EXCHANGE NOTES

                         Summary of Terms and Conditions

                  Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Commitment Letter dated November 7, 2005 (the "Commitment Letter"), from Bear, Stearns & Co. Inc., Bear Stearns Corporate Lending Inc., UBS Finance LLC and UBS Securities LLC to Parent and AcquisitionCo, of which this Summary of Terms and Conditions forms an integral part.

Exchange Notes:                         If the  Bridge  Loans are not  repaid in
                                        their  entirety  at or before  the First
                                        Anniversary,  and assuming no Conversion
                                        Default has occurred  and is  continuing
                                        on the First Anniversary, each holder of
                                        a Bridge  Loans  will  have the right to
                                        exchange their Bridge Loans on the First
                                        Anniversary  for  Exchange  Notes  in an
                                        aggregate  principal amount equal to the
                                        then outstanding principal amount of the
                                        Bridge   Loans  (plus  any   capitalized
                                        interest added thereto,  if applicable).

                                        The Borrower will issue Exchange  Notes,
                                        and the Guarantors  will issue joint and
                                        several  guarantees  thereof,  under  an
                                        indenture  that  complies with the Trust
                                        Indenture  Act of 1939,  as amended (the
                                        "Indenture").  The Obligors will appoint
                                        a trustee  reasonably  acceptable to the
                                        holders  of  the  Exchange  Notes.   The
                                        Exchange Notes and the Indenture will be fully executed on the Closing Date and the Exchange Notes will be deposited, undated, into escrow at the closing of the Bridge Loans.

Maturity:                               The  Exchange  Notes will  mature on the
                                        eighth  anniversary  of the Closing Date
                                        (i.e., the seventh anniversary of the First Anniversary).

Denomination:                           The  Exchange  Notes  will be  issued in
                                        denominations of $1,000 and integral multiples thereof.

Interest Rate:                          A  floating  rate  equal at all times to
                                        the Libor Rate calculated as described in Exhibit A-1 plus a spread of 925 basis points.

                                        Overdue interest, fees and other amounts shall bear interest at 2.0% per annum above the then-applicable interest rate on the Exchange Notes.

                                        Interest on the Exchange Notes will be payable in arrears semi-annually after their release from escrow and on the maturity date of the Exchange Notes.

Ranking; Subordination:                 Same as Bridge Loans.

Guarantees:                             Same as Bridge Loans.

Security:                               Same as Bridge Loans.

Mandatory Redemptions:                  None.

Change of  Control:                     Upon  the  occurrence  of  a  change  of
                                        control, the Borrower shall offer to redeem the Exchange Notes at a price of 101.0% of principal amount, plus accrued interest.

Optional Redemption:                    The Exchange  Notes may not be redeemed,
                                        in whole or in part,  at the  option  of
                                        the  Borrower  at any time  prior to the
                                        third  anniversary  of the Closing Date.
                                        After  the  third   anniversary  of  the
                                        Closing Date the  Exchange  Notes may be
                                        optionally   redeemed  at  a  redemption
                                        price equal to the following  percentage
                                        of the principal  amount redeemed during
                                        the  corresponding  year:  (a) 103%,  if
                                        such  redemption  occurs after the third
                                        anniversary  of  the  Closing  Date  and
                                        prior to the fourth  anniversary  of the
                                        Closing   Date;   (b)   102%,   if  such
                                        redemption occurs on or after the fourth
                                        anniversary  of  the  Closing  Date  and
                                        prior to the  fifth  anniversary  of the
                                        Closing   Date;   (c)   101%,   if  such
                                        redemption occurs on or after the fifth anniversary of the Closing Date and prior to the sixth anniversary of the Closing Date; and (d) 100%, if such redemption occurs thereafter.

                                        In  addition,  on or prior to the second
                                        anniversary  of the Closing  Date, up to
                                        35% of the original  principal amount of
                                        the Exchange  Notes may be redeemed from
                                        the  proceeds  of  a  qualifying  equity
                                        offering by the  Borrower or Parent at a
                                        redemption  price  equal  to par  plus a
                                        premium  equal to the interest rate that
                                        is applicable  to the Exchange  Notes on
                                        the   date  on  which   notice   of  the
                                        redemption   is   given   plus   accrued
                                        interest.

Payments:                               Same as Bridge Loans.

Transferability:                        Unlimited  except as otherwise  provided
                                        by law.

Defeasance Provisions of
Exchange Notes:                         Customary    for     high-yield     debt
                                        securities.

Modification:                           Modification  of  the  Indenture  may be
                                        made  with   consent  of  the   Required
                                        Lenders,   except   that,   without  the
                                        consent of the Lenders holding 100.0% of
                                        the Exchange Notes affected thereby,  no
                                        modification  or change  may  extend the
                                        maturity of any  Exchange  Notes or time
                                        of  payment  of  any   interest  on  the
                                        Exchange  Notes,   reduce  the  rate  of
                                        interest or the principal  amount of any
                                        Exchange  Notes,   alter  the  mandatory
                                        prepayment  provisions  of the  Exchange
                                        Notes or reduce the percentage of Bridge
                                        Lenders necessary to modify or change the Indenture.

Registration Rights:                    The  Obligors  will file  within 60 days
                                        after the initial  issuance  date of the
                                        Exchange Notes (the "Trigger Date"), and
                                        will use their best  efforts to cause to
                                        become  effective as soon  thereafter as
                                        practicable,    a   shelf   registration
                                        statement  with  respect to the Exchange
                                        Notes     (a     "Shelf     Registration
                                        Statement").  If  a  Shelf  Registration
                                        Statement  is  declared  effective,  the
                                        Obligors  will  keep  such  registration
                                        statement    effective   and   available
                                        (subject to customary  exceptions) until
                                        it  is  no   longer   needed  to  permit
                                        unrestricted  resales  of  the  Exchange
                                        Notes,   but  in  no  event   shall  the
                                        Obligors   be   required  to  keep  such
                                        registration   statement  effective  and
                                        available  for more than two years after
                                        the  Trigger  Date.  If within  120 days
                                        from    the     Trigger     Date    (the
                                        "Effectiveness     Date"),    a    Shelf
                                        Registration  Statement for the Exchange
                                        Notes has not been  declared  effective,
                                        then the  Obligors  will pay  liquidated
                                        damages   in  the   form  of   increased
                                        interest of 50 basis points per annum on
                                        the principal  amount of Exchange  Notes
                                        outstanding  to holders of such Exchange
                                        Notes who are unable to freely  transfer
                                        Exchange  Notes from and  including  the
                                        120th day after the Trigger  Date to but
                                        excluding  the  effective  date  of such
                                        Shelf  Registration  Statement.  On  the
                                        90th day after the  Effectiveness  Date,
                                        the interest  shall increase by 50 basis
                                        points  per  annum,  and on each  90-day
                                        anniversary  of the  Effectiveness  Date
                                        thereafter,  shall  increase by 50 basis
                                        points per annum, to a maximum  increase
                                        in  interest  of 200 basis  points.  The
                                        Obligors  will  also pay such  increased
                                        interest for any period of time (subject
                                        to customary  exceptions)  following the
                                        effectiveness  of a  Shelf  Registration
                                        Statement  that such Shelf  Registration
                                        Statement  is not  available  for  sales
                                        thereunder.    All   accrued   increased
                                        interest will be paid on each  quarterly
                                        interest   payment  date.  In  addition,
                                        unless  and  until  the  Obligors   have
                                        caused the Shelf Registration  Statement
                                        to become effective,  the holders of the
                                        Exchange  Notes  will  have the right to
                                        "piggy-back" in the  registration of any
                                        debt  securities  (subject to  customary
                                        scale-back    provisions)    that    are
                                        registered by any of the Obligors (other
                                        than  on a  Form  S-4)  unless  all  the
                                        Exchange   Notes  will  be  redeemed  or
                                        repaid   from  the   proceeds   of  such
                                        securities.
Covenants:                              Customary for high-yield debt securities
                                        of similar issuers.
Events of Default:                      Customary for high-yield debt securities
                                        of similar issuers.
Governing Law and Forum:                New York.
Counsel for the Lenders:                Simpson Thacher & Bartlett LLP.

                                                                       Exhibit B



                  The availability of each of the Facilities, in addition to the conditions set forth in Exhibit A, shall be subject to the satisfaction of each of the following conditions. Capitalized terms used but not defined herein have the meanings given in said Exhibits.

          (a) Each Credit Party shall have executed and delivered to the Lead Arranger, and the Lead Arranger shall be satisfied with, customary definitive financing documentation and such other documents and instruments as are customary for transactions of this type or as they may reasonably request, including: in the event the full amount of the Take-out Notes are not issued by the Borrower mutually satisfactory definitive Bridge Financing Documents.

          (b) The following transactions shall have occurred prior to, or shall occur concurrently with, the initial extension of credit under the Senior Bridge
Facility:

                    (i) The conditions to borrowing described in Annex II to the Bank Commitment Letter shall have been satisfied or waived and no revolving credit loans under the Senior ABL Facility shall be outstanding except as contemplated by the Bank Commitment Letter;

                    (ii) Not less than $633.4 million in common equity shall have been issued by Parent to the Sponsor and other investors reasonably acceptable to the Lead Arranger on the terms and conditions set forth in the Commitment Letter thereto and otherwise satisfactory to the Lead Arranger, all of which shall have been contributed by Parent to the common equity capital of AcquisitionCo to finance the Acquisition; it being understood such equity may include rollover equity in the Target in amounts and on terms and conditions reasonably satisfactory to the Lead Arranger;

                    (iii) The Acquisition shall concurrently be consummated in accordance with all applicable requirements of law pursuant to and in accordance with documentation (including the Purchase Agreement) in form and substance reasonably satisfactory to the Lead Arranger (the "Transaction Documentation") (it being understood and agreed that the draft Merger Agreement dated November 8, 2005 is acceptable to the Lead Arranger), and no material provision thereof shall have been amended, waived or otherwise modified without the prior written consent of the Lead Arranger and, in the case of each of the Bridge Loans and the Senior ABL Facility, the Required Lenders (as such term is defined in each of Exhibit A and Exhibit B, as applicable);

                    (iv) All amounts outstanding under the Target's existing indebtedness shall have been repaid or repurchased in full, all commitments thereunder shall have been terminated and all liens or security interests related thereto shall have been terminated or released, in each case, on terms and conditions satisfactory to the Lead Arranger; and

                    (v) The capital and ownership structure of the Parent and the Borrower and their respective subsidiaries after giving effect to the Transaction shall be as described in the Commitment Letter and otherwise satisfactory to the Lead Arranger.

          (c) The Parent, AcquisitionCo, the Borrower and the Target and their subsidiaries and the transactions contemplated hereby shall be in compliance, in all material respects, with all applicable laws and regulations, except to the extent as would not have a material adverse effect on the Borrower and the Target and their subsidiaries, taken as a whole. All necessary governmental and material third party approvals in connection with the Transactions shall have been obtained and shall be in effect, except to the extent as would not have a material adverse effect on the Borrower and the Target and their subsidiaries, taken as a whole.

          (d) Each Lender shall have (i) received audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Target for the fiscal year ended December 31, 2005 and for each of the prior two fiscal years (the "Audited Financial Statements") and (ii) received (A) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Target for each fiscal quarter of the current fiscal year ending more than 20 days prior to the Closing Date, for the period from the beginning of the current fiscal year to the end of such fiscal quarter and for the comparable periods of the preceding fiscal year (the "Unaudited Financial Statements") (with respect to which the independent auditors shall have performed a SAS 100 review), (B) unaudited consolidated balance sheets and related statements of income of the Target for each fiscal month ending more than 20 days prior to the Closing Date, for the period from the beginning of the current fiscal year to the end of such month and for the comparable periods of the preceding fiscal year, and (C) a pro forma consolidated balance sheet and related statements of income and cash flows for Borrower (the "Pro Forma Financial Statements"), pro forma EBITDA ("Pro Forma EBITDA") and pro forma EBITDAR ("Pro Forma EBITDAR") for the last fiscal year covered by the Audited Financial Statements and for each twelve-month period ending after September 30, 2005 and more than 20 days prior to the Closing Date, in each case after giving effect to the Transactions. By no later than February 3, 2006, the Lead Arranger shall have received financial data for the year ended December 31, 2005 comparable to that typically contained in the Target's year end earnings releases. The financial statements referred to in clauses (i),
(ii)(A) and (ii)(B) shall be prepared in accordance with accounting principles generally accepted in the United States. The Pro Forma Financial Statements shall be consistent in all material respects with the sources and uses described in the Commitment Letter. The Pro Forma Financial Statements shall be prepared on a basis consistent with pro forma financial statements that would be set forth in a registration statement filed with the Securities and Exchange Commission.

          (e) Pro Forma EBITDA (calculated in accordance with Schedule A attached hereto) of the Target for the fiscal year ended December 31, 2005 shall not be less than $140 million. The ratio of (x) pro forma total consolidated indebtedness (excluding any amounts drawn under the Senior ABL Facility on the Closing Date) of AcquisitionCo as of December 31, 2005 (after giving effect to the Transactions, including any voluntary capital contribution made in addition to the required minimum Equity Financing, the proceeds of which are used to reduce indebtedness of Parent and its subsidiaries) plus eight times rent for the fiscal year ended December 31, 2005 to (y) Pro Forma EBITDAR (calculated in accordance with Schedule A attached hereto) for the fiscal year ended December 31, 2005 shall not be greater than 6.75x. Same store sales of the Target during the fiscal quarter ended December 31, 2005 shall not have decreased more than 6% from same store sales during the fiscal quarter ended December 31, 2004.

          (f) The Lead Arranger shall have received the results of such lien searches as it may request in each relevant jurisdiction with respect to the Parent, AcquisitionCo, the Borrower and the Target and their respective subsidiaries, and such searches shall reveal no liens on any of the assets of the Parent, AcquisitionCo, the Borrower and the Target or their respective subsidiaries except for liens permitted by the Senior Credit Documentation or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Lead Arranger. All documents and instruments required to perfect the first and second priority security interests in the collateral , as appropriate, under the Facilities (including delivery of capital stock certificates and undated stock powers executed in blank) shall have been executed and be in proper form for filing, and, in connection with the real estate collateral, the Lead Arranger shall have received satisfactory title insurance policies, surveys and other customary documentation.

          (g) The Lead Arranger shall have received and shall be satisfied with a solvency certificate from the chief financial officer of each Credit Party, which shall document the solvency of each Credit Party after giving effect to the Transaction and the other transactions contemplated hereby.

          (h) The Lead Arranger shall have received and shall be satisfied with legal opinions (including opinions (i) from counsel to the Borrower and its subsidiaries, (ii) delivered pursuant to the Purchase Agreement, accompanied by reliance letters in favor of the Lead Agent and the Lenders and (iii) from such special and local counsel as may reasonably be required by the Lead Arranger).

          (i) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

          (j) The Investment Bank shall have been afforded no less than 45 consecutive calendar days to market the Take-Out Notes for use in connection with the financing of the Acquisition, with the benefit of a preliminary prospectus or preliminary offering memorandum and other marketing materials relating to the Take-out Notes usable in a customary high-yield road show (which in the case of preliminary offering memoranda or preliminary prospectuses shall comply with the rules and regulations (including Regulation S-X) of the Securities Act of 1933), which shall include audited financials for the 2005 fiscal year or, if such audited financials are not available, unaudited financial statements for the fiscal quarter ended December 31, 2005, and upon which the Investment Bank shall have received customary comfort from the Target's independent outside auditors which, in the case of quarterly financial statements, shall mean comfort based upon a SAS 100 review of such financial statements.

                                                                      Schedule A
                                                                      ----------

                           Pro Forma EBITDA Definition

For the purposes of calculating Pro Forma EBITDA for fiscal year 2005 related to the minimum condition of $140 million, Pro Forma EBITDA shall be defined as:
o    net earnings (loss)
o    plus income taxes,
o    plus interest expense,
o    less interest income,
o    plus depreciation,
o    plus amortization of intangibles,
o    plus goodwill amortization.

Pro Forma EBITDA will be adjusted to exclude the following items that occurred in the first three quarters of fiscal year 2005:
o expenses that can specifically be delineated as being attributable to this transaction (e.g. accounting, tax, legal, and other expenses specifically attributable to this transaction) in an amount to be no greater than $0.9 million in aggregate.

Pro Forma EBITDA will be further adjusted to exclude the following items that occurred only during the fourth quarter of fiscal year 2005:

o expenses that can specifically be delineated as being attributable to this transaction (e.g. accounting, tax, legal, and other expenses specifically attributable to this transaction);
o expenses related to transaction bonus and stay compensation specifically related to this transaction in an amount to be no greater than $1.6 million;
o shareholder reporting expenses (e.g. proxy statement preparation fees, proxy solicitor, printing, mailing expenses, etc.);
o non-recurring non-cash goodwill and asset impairment charges (excluding any charges related to inventory);
o restructuring reserve charges or credits related to the 2001 store closure program;
o    non-cash  stock-based  compensation  charges;
o    severance costs associated with the Greensboro distribution center closure;
     and
o non-recurring gains and losses from the sale of the Greensboro, NC distribution center; the Clifton, NJ headquarters building; the Secaucus, NJ store; the Plano, TX store; the College Station, TX store; and the Colorado Springs, CO store;

In addition, the calculation of Pro Forma EBITDA should:
o Incorporate the reversal of any change in accounting principles occurring after September 30, 2005, so that Pro Forma EBITDA will be calculated in the same manner as it would have been calculated on September 30, 2005 before such change;
o Maintain the same methodology, procedures or practices employed by the Borrower related to areas of accounting estimates as used in and consistent with past practice; and
o To the extent the Borrower does not comply with Section 5.1 of the Merger Agreement, not reflect any resulting impact to the income statement.

Bear Stearns and UBSS and their agents will be permitted to review all work papers and have access to the Borrower's auditors in order to understand the basis for the Borrower's computation of Pro Forma EBITDA.